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                                   EXHIBIT 11
                             TO REPORT ON FORM 10-Q
                      FOR THE PERIOD ENDED MARCH 29, 1996
                     FIRST OF MICHIGAN CAPITAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                               FOR THE THREE MONTHS ENDED
                                                               --------------------------
                                                   MARCH 29, 1996                          MARCH 31, 1995
                                                   --------------                          --------------
                                                PRIMARY       FULLY DILUTED        PRIMARY       FULLY DILUTED
                                                -------       -------------        -------       -------------
Weighted average shares
outstanding:
    Common shares ......................      2,660,459          2,660,459        2,831,196        2,831,196
    Dilutive shares available
      under stock options ..............          1,556            (65,298)          20,231           20,066

Weighted average common shares
and common stock equivalents                -----------        -----------       ----------       ----------
outstanding ............................      2,662,015          2,595,161        2,851,427        2,851,262
                                            ===========        ===========       ==========       ==========

Net earnings applicable to
common shares ..........................    $  (384,051)       $  (384,051)      $  (38,720)      $  (38,720)
                                            ===========        ===========       ==========       ==========

Earnings per share .....................    $      (.14)       $      (.15)      $     (.02)      $     (.02)
                                            ===========        ===========       ==========       ==========




                                                                   FOR THE SIX MONTHS ENDED
                                                                   ------------------------
                                                       MARCH 29, 1996                    MARCH 31, 1995
                                                       --------------                    --------------
                                                PRIMARY         FULLY DILUTED       PRIMARY       FULLY DILUTED
                                                --------        --------------      --------      -------------
Weighted average shares
outstanding:
    Common shares ......................      2,706,185          2,706,185        2,849,419        2,849,419
    Dilutive shares available
      under stock options ..............          2,242            (64,977)          40,130           39,159

Weighted average common shares
and common stock equivalents                -----------        -----------        ---------       ----------
outstanding ............................      2,708,427          2,641,208        2,889,549        2,888,578
                                            ===========        ===========        =========       ==========

Net earnings applicable to
common shares ..........................    $    32,280        $    32,280       $  327,953       $  327,953
                                            ===========        ===========       ==========       ==========

Earnings per share .....................    $       .01        $       .01       $      .11       $      .11
                                            ===========        ===========       ==========       ==========